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                                                                     Exhibit 5.1

                     [Letterhead of Mayer, Brown & Platt]


                                 June 27, 1996


Casino America, Inc.
711 Washington Loop
Biloxi, Mississippi 39530

     Re:  Casino America, Inc.
          Registration Statement on Form S-3
          Commission File No. 333-2610
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Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which Casino America, Inc. (the "Company") is filing with the Securities and Exchange Commission with respect to the proposed sale of up to 4,296,085 shares of the Company's Common Stock in connection with the exercise of Rights to Purchase Common Stock by certain security holders of the Company ("Common Stock"). We have examined such documents and questions of law as we have deemed necessary for this opinion.

     We are of the opinion that upon their issuance, the shares of Common Stock that are the subject of the Registration Statement will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the Registration Statement.

                                       Respectfully submitted,


                                       Mayer, Brown & Platt